Exhibit 99.9

CONSENT OF RETO FRANCIONI

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to be named as a prospective director of Alpha Beta Netherlands Holding N.V. (the “Registrant”) in the Registrant Statement on Form F-4 of the Registrant relating to the Registrant’s ordinary shares to be filed with the Securities and Exchange Commission pursuant to the Securities Act.

By	/s/ Reto Francioni
Name: Reto Francioni

Dated: April 4, 2011